SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of Earliest Event Reported): January 2, 2009

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On January 2, 2009 MRU Holdings, Inc. (the “Company”) received a letter dated January 2, 2009 from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) advising the Company that, unless the Company appeals Nasdaq’s determination that the Company is not in compliance with Marketplace Rule 4450(a)(3), trading in the Company’s Common Stock will be suspended at the opening of business on January 13, 2009 and that a Form 25-NSE will be filed with the Securities and Exchange Commission which will have the effect of removing the Company’s Common Stock from listing and registration on The Nasdaq Stock Market.

According to the Letter, Nasdaq’s basis for this determination is the Company’s failure to maintain a minimum stockholders’ equity of $10,000,000, as required by Marketplace Rule 4450(a)(3) and the Company’s inability to regain compliance with this requirement since the date (September 18, 2008) of Nasdaq’s initial notification to the Company of this deficiency.

The Company intends to appeal the delisting determination by requesting a hearing with the Nasdaq Listing Qualifications Panel (the “Panel”). A hearing request will stay the delisting of the Company’s Common Stock pending the Panel’s decision. There can be no assurance that the Company’s request for continued listing on Nasdaq will be granted by the Panel.

On January 8, 2009, the Company issued a press release announcing receipt of the January 2, 2009 Nasdaq letter as required by Marketplace Rule 4804(b).

A copy of the press release is included as Exhibit 99.1 to this Form 8−K.

Item 9.01     Financial Statements and Exhibits

 (c)     Exhibits.

99.1     Press release dated January 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

January 8, 2009	By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Chief Financial Officer and Treasurer